UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2008

Lumber Liquidators, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33767	043229199
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 John Deere Road Toano, Virginia	23168
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 259-4280

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of Annual Bonus Plan for Executive Management

On March 28, 2008, the Board of Directors of Lumber Liquidators, Inc. (the “Company”) amended and restated the Company’s Annual Bonus Plan for Executive Management (the “Bonus Plan”). The revisions to the Bonus Plan vested authority to administer the Bonus Plan in the Company’s Compensation Committee rather than the Board of Directors, expanded the array of performance measures and criteria available under the Bonus Plan, and relaxed eligibility requirements to allow otherwise eligible participants to be added to the Bonus Plan during the course of a performance period.

The full text of the amended and restated Bonus Plan is attached as Exhibit 10.1 and is incorporated by reference into this Item 5.02.

2008 Annual Bonus Plan

On March 28, 2008, the Compensation Committee established the performance criteria and target bonus goals and weighting with respect to the cash bonus awards available under the Bonus Plan for the 2008 fiscal year (the “2008 Bonus Plan”). The criteria that will be used to determine the amounts paid under the 2008 Bonus Plan to executive officers are (1) the Company’s earnings per share for 2008 and (2) individual operational goals established and/or approved by the Compensation Committee or management. The criteria will be weighted so that 75% of the bonus amount is attributable to the Company’s earnings per share performance and 25% is attributable to individual performance.

The Compensation Committee established the following target bonus amounts under the 2008 Bonus Plan, expressed as a percentage of each named executive officer’s base salary: Thomas D. Sullivan, Chairman and Founder – 100%; Jeffrey W. Griffiths, President and Chief Executive Officer – 100%; Daniel E. Terrell, Chief Financial Officer – 50%; Robert M. Morrison, Senior Vice President, Store Operations – 75%; Marco Q. Pescara, Senior Vice President, Direct Marketing and Advertising – 50%; H. Franklin Marcus, Jr., Vice President, Finance and Treasurer – 50%; and Tyler Greenan, Vice President, Store Operations – 50%. The payout under the 2008 Bonus Plan will be equal to the target bonus amounts as adjusted for the specific target performance goals achieved. For the 75% of the bonus amount attributable to the Company’s earnings per share performance, payouts will range from 50% to 120% of the target bonus amount. The minimum achievement required to qualify for any bonus payment attributable to Company performance is 90% of the specified target earnings per share goal under the 2008 Bonus Plan. The maximum payout of a bonus attributable to Company performance is 120% of the applicable target bonus amount, which requires achievement of at least 120% of the specified earnings per share goal under the 2008 Bonus Plan. For the 25% of the bonus amount attributable to individual performance, payouts will be determined in relation to the individual’s achievement of the operational goals set for the individual by the Compensation Committee or management.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished pursuant to Item 5.02 above.

Exhibit No.	Description
10.01	Amended and Restated Annual Bonus Plan for Executive Management, dated March 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMBER LIQUIDATORS, INC.
(Registrant)

Date: April 3, 2008	By:	/s/ E. Livingston B. Haskell
E. Livingston B. Haskell
Secretary and General Corporate Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.01	Amended and Restated Annual Bonus Plan for Executive Management, dated March 28, 2008.